UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 19, 2014 (March 18, 2014)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2014, the Board approved the appointment, effective March 24, 2014, of Dale E. Redman, age 66, as the Company’s Interim Chief Financial Officer. In this capacity, Mr. Redman shall function as the Company’s principal financial officer, and it is anticipated that he will continue to serve in such capacity until the Company fills the position of Chief Financial Officer on a permanent basis. Mr. Redman previously served as the Company’s Chief Financial Officer from February 2007 through December 2011 and retired from the Company as its Executive Vice President of Finance in February 2012.

Mr. Redman’s employment with the Company is on at “at will” basis, and as a temporary employee, he is not eligible to participate in certain Company-sponsored programs, including health and wellness benefits, Company-sponsored incentive plans and the Company’s severance plan for senior, non-executive management.

In compensation for his service, as approved by the Compensation Committee of the Board, Mr. Redman will receive a salary equivalent to $400,000 on an annualized basis, payable in accordance with the Company’s bi-weekly payroll practices applicable to its full-time, salaried employees. He is eligible to receive a bonus of $150,000 provided he (i) does not resign prior to the date that the Company fills the position of Chief Financial Officer on a permanent basis and (ii) is not terminated for cause. If earned, the bonus is payable on the latter of (i) his last day of employment or (ii) December 31, 2014. As a condition of employment, Mr. Redman executed an agreement with the Company containing protective covenants, indemnification provisions in his favor similar to those provided to the Company’s executive officers and a provision requiring all disputes to be submitted to arbitration. The preceding summary of the agreement with Mr. Redman does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Following his retirement from the Company until his appointment as Interim Chief Financial Officer, Mr. Redman managed personal investments. Prior to February 2007, Mr. Redman served as Managing Director at Windward Capital Consulting, LLC, where he assisted businesses with capital structure issues and provided management consulting services in support of such companies’ growth strategies. Prior to April 1999, he was the Executive Vice President and Chief Financial Officer of United Companies Financial Corporation, which was a publicly-traded home mortgage and home equity lender based in Baton Rouge, Louisiana. He graduated from Louisiana State University with a Masters Degree in Accounting.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 19, 2014, the Company issued a press release titled “Amedisys Announces Appointment of Dale E. Redman as Interim Chief Financial Officer,” a copy of which is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale. E. Redman dated as of March 24, 2014

99.2	Press Release dated March 19, 2014 titled “Amedisys Announces Appointment of Dale E. Redman as Interim Chief Financial Officer”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
President and Interim Chief Executive Officer
(duly authorized officer)

DATE:	March 19, 2014

Exhibit Index

Exhibit No.	Description

99.1	Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Dale. E. Redman dated as of March 24, 2014

99.2	Press Release dated March 19, 2014 titled “Amedisys Announces Appointment of Dale E. Redman as Interim Chief Financial Officer”

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